SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 5, 2006

GREEN PLAINS RENEWABLE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

333-121321	84-1652107
(Commission file number)	(IRS employer identification no.)

7945 W. Sahara Avenue, #107, Las Vegas, Nevada	89117
(Address of principal executive offices)	(Zip code)

(702) 363-9307

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

The Registrant began trading on The American Stock Exchange on June 22, 2006. We understand that The American Stock Exchange will release the information filed herewith as Exhibit 99.1, which is incorporated herein by reference, on or after July 5, 2006.

Item 8.01. Other Events

Green Plains Renewable Energy, Inc. is pleased to announce that it has acquired an option to purchase real estate as a potential site for an ethanol plant near Wadena, Minnesota. We are just beginning our work to determine the feasibility of building a 40-50 million gallon per year ethanol plant near Wadena, and no assurance can be given at this time that the site can support an ethanol plant.

As we move ahead with this project we are looking forward to working with the many local groups and businesses in the area that will be needed to help this project become a reality. Green Plains Renewable Energy (GPRE) is a publicly traded company that currently has a 50 million gallon plant under construction in Shenandoah, Iowa. It is anticipated that construction of a second 50 million gallon plant in Superior, Iowa will commence in the future.

Item 9.01. Financial Statements and Exhibits

a.	Financial Statements of Businesses Acquired

Not applicable.

b.	Pro Forma Financial Information

Not applicable.

c.	Shell Company Transactions

Not applicable.

d.	Exhibits.

Number	Description
99.1	AMEX Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN PLAINS RENEWABLE ENERGY, INC.

Date: July 3, 2006	By	/s/ Barry A. Ellsworth
Barry A. Ellsworth
President
(Principal Executive Officer)

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